Exhibit 99.1

TPG Specialty Lending, Inc. Provides an Update on Investment Portfolio

NEW YORK—(BUSINESS WIRE)—June 24, 2016—In light of recent developments on Britain’s referendum to leave the European Union (“Brexit”), TPG Specialty Lending, Inc. (NYSE: TSLX) would like to provide a brief update on our portfolio since our first quarter earnings. Consistent with historical practices, we have been very focused on avoiding risks other than credit risk (i.e., an issuer’s ability to service its debt) in our portfolio, including foreign currency risk. In the continued spirit of transparency, we wanted to provide the following information to our investors at this uncertain moment in the global markets.

Currently, our Europe-based portfolio company exposure is approximately $113.7 million, or 7.2% of the portfolio at amortized cost. This is down from approximately $166.9 million as of March 31, 2016, or 10.4% of the portfolio at amortized cost given the repayment in full of the contractual amount owed as it relates to our investment in Kewill. In keeping with our theme of primarily investing at the top of the capital structure, our junior capital exposure pro forma for the repayment of Kewill is approximately 8% by amortized cost compared to 12% at March 31, 2016.

As previously discussed, our investment and risk management process remains highly focused on mitigating risk, including foreign currency risk. When we fund investments in currencies other than U.S. dollars, we borrow on our revolver in local currency, as this provides a natural hedge of our principal value against foreign-currency fluctuations. As a result, we believe that our portfolio is well-hedged against foreign currency movements directly related to Brexit.

The full impact of the Brexit decision, however, remains uncertain. A process of negotiation will determine the future terms of the U.K.’s relationship with the E.U. Like other businesses, we may face new costs and challenges as a result of Brexit, including increased interest rate, exchange rate and other market and economic volatility, as well as an uncertain regulatory and political environment.

About TPG Specialty Lending

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with approximately $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with approximately $74 billion of assets under management as of March 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Investors:

Lucy Lu, 212–601-4753

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com